Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: LANC
October 25, 2018	TRADED: Nasdaq

LANCASTER COLONY REPORTS FIRST QUARTER SALES AND EARNINGS
WESTERVILLE, Ohio, October 25 - Lancaster Colony Corporation (Nasdaq: LANC) today reported results for the company’s fiscal first quarter ended September 30, 2018. Highlights for the quarter are as follows:

•	Consolidated net sales increased 5.9% to a first quarter record $316.7 million versus $298.9 million last year.

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Retail net sales grew 0.4% to $162.7 million as the impact of price increases taken in response to higher freight and commodity costs and continued volume gains for shelf-stable dressings and sauces sold under license agreements helped drive improvement. The Retail net sales results also reflect a reduced level of trade spending and coupon expenses compared to the prior year. Note that organic sales growth in the prior-year quarter was a relatively strong 4.0% and included some benefit from the timing of seasonal shipments of caramel dips and frozen dinner rolls that did not recur this year.

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Foodservice net sales advanced a strong 12.5% to $153.9 million as the segment benefited from a number of factors including: higher sales volumes from existing business; additional sales from new business; incremental sales resulting from temporary supply and service issues experienced by some of our foodservice competitors; pricing actions we implemented beginning in January to help offset higher freight and commodity costs; and a comparison to a relatively weak prior-year quarter with a reported sales decline of 1.4%. Limited-time-offer program sales to our national chain restaurant accounts were slightly below last year’s level.

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Consolidated gross profit grew $5.7 million or 7.6% to $81.2 million as the increased sales volumes, pricing actions, lower trade spending and coupon expenses, continued cost savings from our lean six sigma program and improved operating efficiencies more than offset higher freight and commodity costs.

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Selling, general and administrative expenses held nearly even at $32.1 million compared to last year’s $31.3 million as reduced spending for digital advertising and lower brokerage costs were offset by incremental investments in salaried personnel to support our continued growth.

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Consolidated operating income increased 11.2% to $49.1 million from $44.2 million in the prior year driven by the gross profit improvement. Consolidated operating margin improved 70 basis points to 15.5% as influenced by the factors referenced above. Retail segment operating margin improved from 20.3% to 20.9% while Foodservice segment operating margin increased from 10.7% to 12.3%.

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Net income was $39.0 million, or $1.42 per diluted share, compared to $29.4 million, or $1.07 per diluted share, last year. Note that the lower tax rate of 22.6% in the current year compared to the prior-year rate of 34.2% primarily reflects the favorable impact of the Tax Cuts and Jobs Act of 2017.

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The regular quarterly cash dividend was continued at the higher level of $.60 per share set in November 2017. The company’s balance sheet remained debt free on September 30, 2018 with $218 million in cash and equivalents.

CEO David A. Ciesinski commented, “We were very pleased with the strong sales growth in our Foodservice segment that led to a record level of consolidated net sales in the fiscal first quarter. In addition, the demonstrated improvement in both gross margin and operating margin for the quarter is the result of our continued efforts to offset inflationary freight and commodity costs through pricing actions and better-optimized investments in retail promotions, marketing and advertising in addition to the success of our lean six sigma program.
Looking ahead to our fiscal second quarter, historically our biggest sales quarter of the year, we expect higher freight costs to persist while commodity costs should turn closer to neutral as we begin to lap some of the notable increases we experienced last year, particularly egg costs. As announced earlier this week, we are excited to have added Bantam Bagels to Lancaster Colony’s family of companies. We look forward to working with the founders of Bantam Bagels, Nick and Elyse Oleksak, and growing the business through the remainder of this fiscal year and beyond.”
Conference Call on the Web
The company’s first quarter conference call is scheduled for this morning, October 25, at 10:00 a.m. ET. You may access a live webcast of the call through a link on the company’s Internet home page at www.lancastercolony.com. A replay of the webcast will also be made available on the company website.
About the Company
Lancaster Colony Corporation is a manufacturer and marketer of specialty food products for the retail and foodservice channels.
Forward-Looking Statements
We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and

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perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements. Some of the key factors that could cause actual results to differ materially from those expressed in the forward-looking statements include:

•	the ability to successfully grow recently acquired businesses;

•	the extent to which recent and future business acquisitions are completed and acceptably integrated;

•	stability of labor relations;

•	fluctuations in the cost and availability of ingredients and packaging;

•	adverse changes in freight, energy or other costs of producing, distributing or transporting our products;

•	price and product competition;

•	the reaction of customers or consumers to price increases we may implement;

•	the potential for loss of larger programs or key customer relationships;

•	the impact of customer store brands on our branded retail volumes;

•	capacity constraints that may affect our ability to meet demand or may increase our costs;

•	dependence on contract manufacturers, distributors and freight transporters;

•	changes in estimates in critical accounting judgments;

•	the success and cost of new product development efforts;

•	the lack of market acceptance of new products;

•	dependence on key personnel and changes in key personnel;

•	the effect of consolidation of customers within key market channels;

•	the possible occurrence of product recalls or other defective or mislabeled product costs;

•	changes in demand for our products, which may result from loss of brand reputation or customer goodwill;

•	maintenance of competitive position with respect to other manufacturers;

•	efficiencies in plant operations;

•	the impact of any regulatory matters affecting our food business, including any required labeling changes and their impact on consumer demand;

•	the outcome of any litigation or arbitration;

•	the impact, if any, of certain contingent liabilities associated with our withdrawal from a multiemployer pension plan;

•	the impact of fluctuations in our pension plan asset values on funding levels, contributions required and benefit costs; and

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risks related to other factors described under “Risk Factors” in other reports and statements filed by us with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (available at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements, except as required by law. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on statements that are based on current expectations.

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FOR FURTHER INFORMATION:	Douglas A. Fell, Vice President and CFO, or
Dale N. Ganobsik, Vice President, Investor Relations and Treasurer
Lancaster Colony Corporation
Phone: 614/224‑7141
Email: ir@lancastercolony.com

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LANCASTER COLONY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands except per-share amounts)

	Three Months Ended September 30,
	2018	2017
Net sales	$316,654	$298,916
Cost of sales	235,455	223,441
Gross profit	81,199	75,475
Selling, general & administrative expenses	32,079	31,299
Operating income	49,120	44,176
Other, net	1,314	508
Income before income taxes	50,434	44,684
Taxes based on income	11,406	15,298
Net income	$39,028	$29,386

Net income per common share: (a)
Basic and diluted	$1.42	$1.07

Cash dividends per common share	$0.60	$0.55

Weighted average common shares outstanding:
Basic	27,424	27,396
Diluted	27,514	27,451

(a)Based on the weighted average number of shares outstanding during each period.

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LANCASTER COLONY CORPORATION
BUSINESS SEGMENT INFORMATION (Unaudited)
(In thousands)

	Three Months Ended September 30,
	2018	2017
NET SALES
Retail	$162,748	$162,144
Foodservice	153,906	136,772
Total Net Sales	$316,654	$298,916

OPERATING INCOME
Retail	$33,948	$32,869
Foodservice	18,861	14,690
Corporate Expenses	(3,689)	(3,383)
Total Operating Income	$49,120	$44,176

LANCASTER COLONY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	September 30, 2018	June 30, 2018
ASSETS
Current assets:
Cash and equivalents	$217,935	$205,752
Receivables	83,398	72,960
Inventories	102,822	90,861
Other current assets	6,315	9,304
Total current assets	410,470	378,877
Net property, plant and equipment	195,772	190,813
Other assets	233,941	234,801
Total assets	$840,183	$804,491

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$67,483	$57,978
Accrued liabilities	40,018	35,789
Total current liabilities	107,501	93,767
Other noncurrent liabilities and deferred income taxes	58,663	58,442
Shareholders’ equity	674,019	652,282
Total liabilities and shareholders’ equity	$840,183	$804,491
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